                                                                     EXHIBIT 8.1

                                 May 15, 1998



Evans & Sutherland Computer Corporation
600 Komas Drive
Salt Lake City, Utah 84108

    Re:  Merger Opinion

Ladies and Gentlemen:

      We have acted as counsel to Evans & Sutherland Computer Corporation, a Utah corporation ("E&S"), in connection with the Agreement and Plan of Merger dated April 22, 1998 (the "Agreement") by and among E&S, E&S Merger Corp. a Utah corporation and wholly-owned subsidiary of E&S ("Merger Sub"), and AccelGraphics, Inc., a Delaware corporation. Pursuant to the Agreement, AGI will merge with and into Merger Sub (the "Merger") and Merger Sub will continue to be a wholly-owned subsidiary of E&S.

      Our opinion regarding certain of the federal income tax consequences of the Merger is required in connection with the filing with the Securities and Exchange Commission of a registration statement (the "Registration Statement") which includes the Joint Proxy Statement-Prospectus relating to the Merger. Our opinion is also required pursuant to Section 7.01(f) of the Agreement as a condition to the consummation of the Merger.

      Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

      For the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

Evans & Sutherland Computer Corporation
May 15, 1998
Page 2



          1.  The Agreement;

          2.  The Registration Statement;

          3. Representations made to us by E&S and Merger Sub in a Certificate reproduced as Exhibit A hereto and representations made to us by AGI in a Certificate reproduced as Exhibit B hereto (collectively the "Tax
Certificates"); and

          4. Such other instruments and documents related to the formation, organization, and operation of AGI, E&S, and Merger Sub, and/or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed (without any independent investigation) that:

          1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

          2. Any representation or statement referred to above made "to the knowledge of," "to the best of the knowledge," or otherwise similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement;

          3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and will continue to be true and correct in all material respects as of the Effective Time of the Merger and all other relevant times, and no actions have been (or will be) taken which are inconsistent with such representations;

          4. The Merger will be reported by E&S and AGI on their respective federal income tax returns in a manner consistent with the opinion set forth below;

          5. The Merger will be consummated in accordance with the Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and will be effective under applicable state laws;

Evans & Sutherland Computer Corporation
May 15, 1998
Page 3



          6. The stockholders of AGI will receive in the Merger E&S Common Stock having an aggregate fair market value as of the Effective Time that is not less than 50% of the aggregate fair market value of all consideration received by stockholders of AGI in the Merger, and no transactions have occurred or will occur following the Effective Time of the Merger that would cause the continuity of interest requirement as specified in Treasury Regulations Section 1.368-1(e) to be violated; and

          7. The opinion of counsel to be issued by Venture Law Group, A Professional Corporation, to AGI has been delivered and not withdrawn.

          Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations, and qualifications set forth herein, we are of the opinion that if the Merger is consummated in accordance with the Agreement (and without any waiver, breach, or amendment of any of the provisions thereof) and the statements set forth in the Tax Certificates are true and correct as of the Effective Time of the Merger, then, for federal income tax purposes, the Merger will qualify as a "reorganization" as defined in Section 368(a) of the Code and that each of E&S, Merger Sub, and AGI will constitute a "party" to the reorganization within the meaning of Section 368(b) of the Code.

          In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations, and qualifications set forth below.

          1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations, and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

          2. This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code and the consequences of the Merger as described above, and does not address any other federal or any state, local, or foreign tax consequences that

Evans & Sutherland Computer Corporation
May 15, 1998
Page 4



may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).


     3. No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties, or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     4. The opinion set forth herein is intended solely for the purpose of including this opinion as an exhibit to the Registration Statement and is intended solely for your benefit. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Material Federal Income Tax Consequences."


                                            Yours truly,